United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(735,886)
Unrealized Gain (Loss) on Market Value of Futures	(2,588,914)
Dividend Income	682
Interest Income	676
ETF Transaction Fees	350
Total Income (Loss)	$(3,323,092)

Expenses
General Partner Management Fees	$27,625
SEC & FINRA Registration Expense	3,945
Brokerage Commissions	3,849
NYMEX License Fee	691
Non-interested Directors' Fees and Expenses	622
Prepaid Insurance Expense	450
Other Expenses	12,431
Total Expenses	49,613
Expense Waiver	(5,525)
Net Expenses	$44,088
Net Income (Loss)	$(3,367,180)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/14	$56,897,171
Withdrawals (50,000 Shares)	(2,860,945)
Net Income (Loss)	(3,367,180)

Net Asset Value End of Month	$50,669,046
Net Asset Value Per Share (900,000 Shares)	$56.30

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2014 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612